Exhibit 99.2

PRESS RELEASE	Contact:	Tiffany K. Glenn
For Immediate Release		Executive Vice President
Investor Relations Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES ANNOUNCES PLAN TO EXCHANGE

SERIES A AND B PREFERRED STOCK FOR COMMON STOCK

AND SUSPENDS SERIES A AND B PREFERRED DIVIDEND

Norfolk, Virginia, October 30, 2009: Hampton Roads Bankshares, Inc. (the “Company” - Nasdaq: HMPR), the holding company for Bank of Hampton Roads and Shore Bank, announced today that it will seek shareholder approval from its common shareholders to grant its Series A and B preferred shareholders the right to exchange preferred stock for common stock, which will substantially increase the Company’s tangible common equity.

The Company also announced that it has suspended quarterly dividend payments to Series A and Series B preferred shareholders. This suspension will alleviate $6.4 million in annual dividend payments and will positively affect the Company’s regulatory capital.

The actions announced today are part of the Company’s multi-faceted strategy to fortify its balance sheet, preserve capital, and recognize additional cost savings.

Hampton Roads Bankshares President and Chief Executive Officer John A.B. “Andy” Davies said, “The goal of the preferred stock exchange is to increase our tangible common equity and is but one part of our overall plan. We believe the favorable effect it will have on our balance sheet will be beneficial to the long-term investment of all shareholders when conditions improve. Additionally, the reduction in dividend payments is a real benefit to our bottom line and ultimately, our shareholders. The Board of Directors is 100% committed to this organization and we will do everything in our power to enhance the value of our shareholders’ investments and their confidence in our future.”

Details of the pending exchange plan will be filed with the Securities and Exchange Commission shortly. The Company expects that, subject to all necessary approvals, the exchange plan can be completed before year end.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates thirty banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

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